UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 27, 2010 (October 21, 2010)
Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13105 (Commission File Number)	43-0921172 (I.R.S. Employer Identification No.)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 994-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Amendment to Arch Coal, Inc. 1997 Stock Incentive Plan
     On October 21, 2010, the Board of Directors of Arch Coal, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Arch Coal, Inc. 1997 Stock Incentive Plan (as amended and restated, the “Plan”).
     The Amendment added minimum vesting requirements to certain “Full Value Awards” (as defined in the Plan) granted after October 21, 2010. Under the Plan, any new Full Value Awards (subject to a de minimus exception as provided in the Plan) shall have the following minimum vesting periods: (i) for any Full Value Award that is Performance-Based Compensation (as defined in the Plan), the Performance Period (as defined in the Plan) shall not end, and such award shall not vest, prior to one year after the date of the grant; and (ii) any other Full Value Award shall have a minimum vesting period of three years from the date of grant.
     A description of the Plan (prior to the above-described amendment) is set forth in the proxy statement with respect to the Company’s 2010 annual meeting of stockholders held on April 22, 2010. That description, as supplemented by the above description of the Amendment, is qualified in its entirety by reference to the Plan. A copy of the Plan, as amended and restated on October 21, 2010, is filed as an exhibit hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibit is attached hereto and filed herewith.

Exhibit
No.	Description
10.1	Arch Coal, Inc. 1997 Stock Incentive Plan (as amended and restated on October 21, 2010).

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2010	Arch Coal, Inc.
	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit
No.	Description
10.1	Arch Coal, Inc. 1997 Stock Incentive Plan (as amended and restated on October 21, 2010).

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